UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

Terra Tech Corp.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54358
(Commission File Number)

26-3062661
 (IRS Employer Identification No.)

18101 Von Karman, Third Floor
Irvine, California 92612
 (Address of principal executive offices)(Zip Code)

(855) 447-6967
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2014, Terra Tech Corp. (the “Company”) and Amy Almsteier (the “Almsteier”), an officer and director of the Company, entered into a Settlement Agreement and Release whereby Almsteier agreed to pay the Company $67,100 as a settlement for, and a release of, a Company claim of $67,090 against Almsteier for a violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, related to a sale of 350,000 shares of common stock of the Company at a price of $1.2509 on March 13, 2014, and the purchase of 100,000 shares of common stock of the Company, at a purchase price of $0.58 per share on April 15, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Settlement Agreement and Release dated April 16, 2014, by and between Terra Tech Corp. and Amy Almsteier

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terra Tech Corp. (Registrant)

Date: April 16, 2014	By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer

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